              [CKF BANCORP, INC.LETTERHEAD]









                    March 17, 2000






Dear Stockholder:

    We invite you to attend the 2000 Annual Meeting of Stockholders of CKF Bancorp, Inc. to be held at Central Kentucky
Federal Savings Bank, 340 West Main Street, Danville, Kentucky on
Tuesday, April 18, 2000 at 4:00 p.m., local time.

    The accompanying notice and proxy statement describe the formal business to be transacted at the Annual Meeting. Also enclosed is an Annual Report to Stockholders for the 1999 fiscal year. Directors and officers of the Company as well as representatives of Miller, Mayer, Sullivan & Stevens LLP, the Company's independent auditors, will be present to respond to any questions the stockholders may have.

    You are cordially invited to attend the Annual Meeting. REGARDLESS OF WHETHER YOU PLAN TO ATTEND, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

                                Sincerely,

                                /s/ John H.Stigall

                                John H. Stigall
                                President and Chief
                                  Executive Officer

________________________________________________________________
                   CKF BANCORP, INC.
                 340 WEST MAIN STREET
               DANVILLE, KENTUCKY  40422
                    (606) 236-4181
________________________________________________________________

       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
             TO BE HELD ON APRIL 18, 2000
________________________________________________________________


    NOTICE IS HEREBY GIVEN that the Annual Meeting of
Stockholders (the "Annual Meeting") of CKF Bancorp, Inc. (the
"Company") will be held at Central Kentucky Federal Savings Bank,
340 West Main Street, Danville, Kentucky at 4:00 p.m., local time, on Tuesday, April 18, 2000.

    A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

    The Annual Meeting is for the purpose of considering and acting upon:

    1.   The election of two directors of the Company; and

    2. The transaction of such other matters as may properly come before the Annual Meeting or any adjournments thereof.

    Note: The Board of Directors is not aware of any other business to come before the Annual Meeting.

    Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Stockholders of record at the close of business on March 9, 2000, are the stockholders entitled to vote at the Annual Meeting and any adjournments thereof.

    You are requested to fill in and sign the enclosed Proxy Card which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The Proxy Card will not be used if you attend and vote at the Annual Meeting in person.

                           BY ORDER OF THE BOARD OF DIRECTORS

                           /s/ William H. Johnson

                           William H. Johnson
                           Secretary
Danville, Kentucky
March 17, 2000
________________________________________________________________
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
________________________________________________________________

________________________________________________________________
                    PROXY STATEMENT
                          OF
                   CKF BANCORP, INC.
                 340 WEST MAIN STREET
               DANVILLE, KENTUCKY  40422

            ANNUAL MEETING OF STOCKHOLDERS
                    APRIL 18, 2000
________________________________________________________________

________________________________________________________________
                        GENERAL
________________________________________________________________

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CKF Bancorp, Inc. (the "Company"), the holding company of Central Kentucky Federal Savings Bank ("Central Kentucky Federal" or the "Bank"), to be used at the 2000 Annual Meeting of Stockholders of the Company (the "Annual Meeting") which will be held at Central Kentucky Federal Savings Bank, 340 West Main Street, Danville, Kentucky on Tuesday, April 18, 2000, at 4:00 p.m., local time. The accompanying Notice of Annual Meeting and form of proxy and this Proxy Statement are being first mailed to stockholders on or about March 17, 2000.

________________________________________________________________
          VOTING AND REVOCABILITY OF PROXIES
________________________________________________________________

    Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS SET FORTH BELOW. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and with respect to matters incident to the conduct of the Annual Meeting. If any other business is presented at the Annual Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker nonvotes, however, will be treated as shares present for purposes of determining whether a quorum is present.

    Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Company at the address above or the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting. A proxy will not be voted if a stockholder attends the Annual Meeting and votes in person. The presence of a stockholder at the Annual Meeting in itself will not revoke such stockholder's proxy.

________________________________________________________________
                   VOTING SECURITIES
________________________________________________________________

    The securities entitled to vote at the Annual Meeting consist of the common stock, $.01 par value per share, of the Company (the "Common Stock"). Stockholders of record as of the close of business on March 9, 2000 (the "Record Date"), are entitled to one vote for each share then held. As of March 3, 2000, there were 800,560 shares of the Common Stock issued and outstanding.

________________________________________________________________
 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
________________________________________________________________

    Persons and groups beneficially owning more than 5% of the Common Stock are required to file certain reports with respect to such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The following table sets forth, as of March 3, 2000, certain information as to the Common Stock beneficially owned by any person or group of persons who is known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock. Other than as disclosed below, management knows of no person who beneficially owned more than 5% of the Common Stock at March 3, 2000.

NAME AND ADDRESS                   AMOUNT AND NATURE OF      PERCENT OF SHARES OF
OF BENEFICIAL OWNER               BENEFICIAL OWNERSHIP (1) COMMON STOCK OUTSTANDING
--------------------              ------------------------ ------------------------
CKF Bancorp, Inc.                         75,766 (2)             9.46%
Employee Stock Ownership Plan and Trust
340 West Main Street
Danville, Kentucky  40422

CKF Bancorp, Inc.                         59,600 (3)             7.44
Incentive Plan Trust
340 West Main Street
Danville, Kentucky  40422

John H. Stigall
Central Kentucky Federal Savings Bank     52,978 (4)             6.54
340 West Main Street
Danville, Kentucky  40422

Thomas R. Poland                          41,886 (5)             5.23
514 Maple Avenue
Danville, Kentucky  40422

W. Irvine Fox                             40,900 (6)             5.09
One Charleston Greene
Danville, Kentucky 40422

_________
(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of the Common Stock if he or she has or shares voting or investment power with respect to such security, or has a right to acquire beneficial ownership at
    any time within 60 days from March 3, 2000.   As used herein, "voting power"
    is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct and the named individuals and group exercise sole voting and investment power over the shares of the Common Stock.
(2) These shares are held in a suspense account for future allocation among participating employees as the loan used to purchase the shares is repaid.
    The Employee Stock Ownership Plan ("ESOP") trustees, currently Directors Fox and Bosley and Director Emeritus J.T. Goggans, vote all allocated shares in accordance with instructions of the participants. Unallocated shares and shares for which no instructions have been received are voted by the ESOP trustees in the same ratio as participants direct the voting of allocated shares or, in the absence of such direction, in the ESOP trustees' best judgment. As of March 9, 2000, approximately 27,535 shares had been allocated. The ESOP trustees share dispositive power over all shares held by the ESOP trust.
(3) Directors Fox and Bosley and Director Emeritus Goggans share dispositive power over the shares held in the Incentive Plan Trust. Such shares are voted as directed by the Company's Board of Directors.
(4) Includes 8,000 shares that Mr. Stigall has the right to acquire upon the exercise of options exercisable within 60 days of March 3, 2000.
(5) Mr. Poland has sole voting and dispositive power with respect to 10,675 shares and shares voting and dispositve power with his wife, Bettie T. Poland, with respect to 31,211 shares.
(6) Includes 2,700 shares that Mr. Fox has the right to acquire upon the exercise of options exercisable within 60 days of March 3, 2000. Does not include 75,766 shares held by the ESOP trust or 59,600 shares held by the Incentive Plan Trust, over which shares Mr. Fox shares voting and dispositive power.

  The following table sets forth information regarding the shares of Common Stock beneficially owned as of March 3, 2000 by each director of the Company and by all directors and executive officers as a group.

                                       SHARES OF COMMON STOCK
                                         BENEFICIALLY OWNED          PERCENT
NAME AND POSITION                       AT MARCH 3, 1999 (1)         OF CLASS
-----------------                      -----------------------       --------
W. Irvine Fox, Chairman of the Board            40,900                  5.09%
John H. Stigall, President, Chief
  Executive Officer and Director                52,978                  6.54
Jack L. Bosley, Jr., Director                   15,700                  1.95
W. Banks Hudson, III, Director                  23,200                  2.89
William H. Johnson, Senior Vice President,
  Secretary and Director                         3,980                   .50
Yvonne Y. Morley, Director                       1,800                   .22
Warren O. Nash, Director                         5,768                   .72
All directors and executive officers of
  the Company, as a group (8 persons)          165,752                 20.05

__________
(1) For the definition of "beneficial ownership," see footnote 1 to the table above. Includes certain shares of Common Stock owned by businesses in which the executive officer or director is an executive officer or major stockholder, or by spouses, by immediate family members or as a custodian or trustee, or by spouses as a custodian or trustee, over which shares such executive officer or director effectively exercises sole or shared voting and/or investment power. Does not include 48,231 unallocated shares held by the ESOP trust, the voting of which is directed by the ESOP trustees in the same proportion as ESOP participants vote allocated stock or, in the absence of such direction, as directed by the Board of Directors. Does not include 59,600 shares held by the Incentive Plan Trust, over which shares Directors Fox and Bosley and Director Emeritus Goggans share dispositive power and over which shares all directors share voting power. The amounts shown include 2,700, 8,000, 3,200, 3,200, 400, 800, 1,600 and 26,300 shares of Common Stock as to which stock options have been granted to Directors Fox, Stigall, Bosley, Hudson, Johnson, Morley and Nash and all executive officers and directors as a group, respectively, which options are exercisable within 60 days of March 3, 2000.

________________________________________________________________
          PROPOSAL I -- ELECTION OF DIRECTORS
________________________________________________________________

  The Company's Board of Directors is currently composed of seven members. The Company's Certificate of Incorporation requires that directors be divided into three classes, as nearly equal in number as possible, the members of each class to serve for a term of three years and until their successors are elected and qualified, with approximately one-third of the directors elected each year. The Board of Directors has nominated for election as directors W. Banks Hudson, III and William H. Johnson both of whom are currently members of the Board, to each serve for three years and until their successors are elected and qualified. Under Delaware law, directors are elected by a plurality of the votes present in person or by proxy and entitled to vote on the election of directors.

  It is intended that the persons named in the proxies solicited by the Board of Directors will be voted for the election of the named nominees. If any nominee is unable to serve, the shares represented by all properly executed proxies which have not been revoked will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board of Directors may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION AS
DIRECTORS OF ALL OF THE NOMINEES LISTED BELOW.

  The following table sets forth, for each nominee and each continuing director, his or her name, age as of the Record Date, the year he or she first became a director of the Company's principal subsidiary, Central Kentucky Federal, and the expiration of his or her current term as a director of the Company. All such persons, other than Ms. Morley and Mr. Johnson, were initially appointed as directors of the Company in August 1994 in connection with the incorporation and organization of the Company. Each director of the Company is also a member of the Board of Directors of the Bank. There are no arrangements or understandings between the Company and any director or nominee pursuant to which such person has been selected as a director or nominee for director of the Company, and no director or nominee is related to any other director, nominee or executive officer by blood, marriage or adoption.

                                        YEAR FIRST
                            AGE         ELECTED       CURRENT
                         AS OF THE      DIRECTOR        TERM
NAME                     RECORD DATE    OF THE BANK  TO EXPIRE
----                     -----------    -----------  ---------
              BOARD NOMINEES FOR TERMS TO EXPIRE IN 2003

W. Banks Hudson, III        52             1981         2000
William H. Johnson          49             1999         2000

                    DIRECTORS CONTINUING IN OFFICE

W. Irvine Fox, Jr.          64             1970         2001
Warren O. Nash              65             1986         2001
John H. Stigall             56             1979         2001
Jack L. Bosley, Jr.         49             1984         2002
Yvonne Y. Morley            43             1998         2002

    The principal occupation of each director of the Company for the last five years is set forth below.

    W. BANKS HUDSON III is an attorney at law with a general civil legal practice in Danville, Kentucky. Mr. Hudson serves or has served on the Board of Directors of the Boyle County Industrial Foundation, the Danville-Boyle County Chamber of Commerce, Junior Achievement, Bluegrass Regional Mental Health Board, Heart of Danville, Inc. (Main Street Program), of which he was Vice President, and the executive committee of the Community Development Council (CDC). He is also a member of the Danville Rotary Club, has previously served as a director, and is currently chairman of its Classification/Membership Committee. He has been a Deacon, Elder and Chairman of a Pastor Search Committee of the Presbyterian Church of Danville.

    WILLIAM H. JOHNSON joined the Bank as Senior Vice President in September 1998 and was named Secretary in April 1999. Prior to that he served for 16 years as Vice President and Regional Manager of Great Financial Bank, F.S.B., and Managing Officer of Commonwealth First Federal Savings and Loan Association, Danville, Kentucky, for seven years. He is a member of the Rotary Club, past member of the Board of Directors of the Danville County Club and a member of the Lexington Avenue Baptist Church.

    W. IRVINE FOX, JR., Chairman of the Board since 1995, is a developer and a certified residential real property appraiser. He is also a retired Colonel with service in the United States Army and Kentucky Army National Guard. Mr. Fox is an Elder of the Presbyterian Church of Danville. He has served as past chairman of the Danville-Boyle County Chamber of Commerce and the Ephraim McDowell Regional Medical Center Board of Trustees. He has also served as past president of the Kiwanis Club of Danville and the Salvation Army Advisory Board.

    WARREN O. NASH is a self-employed doctor of veterinary medicine in Danville, Kentucky.

    JOHN H. STIGALL has been employed by the Bank since 1971, first serving as Assistant Secretary. From 1972 until 1979 he served in the position of Secretary. From 1979 until 1994 he served as Executive Vice President and Chief Executive Officer. He was elected to serve as President and Chief Executive Officer on July 12, 1994. He has served on the board as Chairman and Treasurer of the Kentucky League of Savings Institutions. He is currently a member of the Board of Directors of the Kentucky Bankers Association and of Intrieve, Inc., Director and Chairman of the Board of the Danville-Boyle County Industrial Foundation, Director of the McClure-Barbee House Foundation, Member of the Board of Directors and Treasurer of A Children's Place, a past Member of the Advisory Board of the Salvation Army, past President and Director of the Heart of Kentucky United Way, past President of the Chamber of Commerce, and past Finance Chairman of the Wilderness Trail District Boy Scouts of America. He received the Outstanding Citizen Award from the Chamber of Commerce in January 1993. He is a member of the Presbyterian Church of Danville where he now serves as Chairman of the Investment Committee. He has, in the past, served as Deacon, Trustee and Treasurer of this Church.

    JACK L. BOSLEY, JR. is a farmer and a certified residential real property appraiser.

    YVONNE Y. MORLEY is the Executive Assistant to the President and Assistant Secretary of the Board of Trustees of Centre College, Danville, Kentucky. From October 1993 to October 1997, she was Assistant to the President for External Affairs at Centre College. Before joining Centre College, she was the Executive Director of the Heart of Danville Main Street Program in Danville, Kentucky, for five years. Ms. Morley serves on the Board of Directors of the Danville-Boyle County Chapter of the University of Kentucky Alumni Association, the Heart of Danville Main Street Program, the Danville-Boyle County Community Development Council, the McClure-Barbee House Foundation and is also a 1991 graduate of the Danville-Boyle County Chamber of Commerce Leadership Program. She is a member of the SS Peter and Paul Catholic Church.

EXECUTIVE OFFICER WHO IS NOT A DIRECTOR

    Set forth below is information concerning the executive officer of the Company who is not a director.

    ANN L. HOOKS, 55, is Vice President and Treasurer of the Bank. She first worked for the Bank from 1967 through 1972, rejoined the Bank in 1974, and has served in her present capacity since 1986. Ms. Hooks is a member of the Gethsemane Baptist Church.

________________________________________________________________
   MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
________________________________________________________________

    The Company's Board of Directors conducts its business through meetings of the Board. The members of the Company's Board of Directors are also members of the Bank's Board of Directors. The Board of Directors of the Company meets quarterly and may have additional special meetings. The Company's Board of Directors met eight times during the year ended December 31, 1999. No director attended fewer than 75% of the total number of Board meetings held during the year ended December 31, 1999 and the total number of meetings held by committees on which such director served during such fiscal year. The Company's Board of Directors has standing Executive, Nominating, Audit and Compensation and Benefits Committees.

    The Company's Nominating Committee consists of three directors appointed annually by the Chairman of the Board to nominate persons for election as directors at the Company's Annual Meeting. Directors Hudson, Bosley and Stigall served on such committee for purposes of nominations for the Annual Meeting. The Nominating Committee met two times during the fiscal year ended December 31, 1999. While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations from the Company's stockholders for nominees nor, subject to the procedural requirements set forth in the Company's Certificate of Incorporation and Bylaws, established any procedures for this purpose. The Company's Certificate of Incorporation sets forth procedures that must be followed by stockholders seeking to make nominations for directors. In order for a stockholder of the Company to make any nominations, he or she must give written notice thereof to the Secretary of the Company not less than thirty days nor more than sixty days prior to the date of any such meeting; provided, however, that if less than forty days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Company not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to stockholders. Each such notice given by a stockholder with respect to nominations for the election of directors must set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; and (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee. In addition, the stockholder making such nomination must promptly provide any other information reasonably requested by the Company.

    The Company's non-employee Directors also act as the Company's Audit Committee. The members of the Audit Committee are Directors Fox, Bosley, Hudson, Nash and Morley. In its capacity as such, the Board meets once a year to examine and approve the audit report prepared by the independent auditors of the Company, to review the independent auditors to be engaged by the Company, to review the internal audit function and internal accounting controls, and to review and approve conflict of interest and ethics policies. The Board also meets as needed in such capacity with the Company's independent auditors to review the Company's accounting and financial reporting policies and practices. The Committee met once during the year ended December 31, 1999.

    The Bank Compensation and Benefits Committee, consisting of Directors Fox, Nash and Stigall, meets periodically to evaluate the compensation and benefits of the directors, officers and employees and recommend changes and to evaluate employee morale. Directors Fox and Bosley, along with Director Emeritus Goggans, also serve as the Stock Option Committee for the Company's 1995 Stock Option and Incentive Plan and as trustees for the ESOP and the Incentive Plan Trust. The Compensation and Benefits Committee of the Bank met two times during the year ended December 31, 1999.

________________________________________________________________
                DIRECTORS' COMPENSATION
________________________________________________________________

    The members of the Board of Directors of the Company generally do not receive a fee in their capacity as such. However, they receive compensation in their separate capacities as members of the Board of Directors of the Bank. Nonemployee Directors of the Bank receive fees of $800 per month and do not receive any fees for service on committees of the Board of Directors. The Chairman of the Board receives an additional $450 per month. Directors who are officers do not receive fees for service as directors. During fiscal year 1999, directors' fees totaled $53,200. Directors are eligible to participate in the Central Kentucky Federal Savings Bank Deferred Compensation Plan (the "Deferred Compensation Plan"), the Director Retirement Plan and the Company's 1995 Stock Option and Incentive Plan, each of which is further described below.

    DEFERRED COMPENSATION PLAN. The Bank's Board of Directors has established a deferred compensation plan (the "Deferred Compensation Plan") for the exclusive benefit of members of the Bank's Board of Directors and the President of the Bank. Pursuant to the terms of the Deferred Compensation Plan, directors may elect to defer the receipt of all or part of their future fees, and the Bank's President may elect to defer receipt of up to 25% of his or her future compensation. Deferred amounts will be credited quarterly to a bookkeeping account in the participant's name, which will also be credited with the investment return which would have resulted if such deferred amounts had been invested at the Bank's highest annual rate of interest on certificates of deposit, regardless of their term. Participants may cease future deferrals any time. Changes in participant elections generally become effective only as of the following January 1st, except that elections designating a beneficiary or ceasing future contributions will be given immediate effect.

    A participant may elect to have the amounts deferred and any related accumulated earnings thereon distributed beginning during the first 15 days of January of either the calendar year immediately following termination of employment, a specific date following employment not later than the year in which the participant will attain 72 years of age, or the year in which the participant attains 70 years of age. At the election of the participants, distributions will either be in a lump sum or monthly over a period of not more than 10 years. Participants may change elections as to the timing or form of distributions only with respect to subsequently deferred compensation. The Bank will pay any benefits due under the Deferred Compensation Plan from the general assets of the Bank.

    DIRECTOR RETIREMENT PLAN. The Bank adopted, and the stockholders of the Company subsequently approved, a retirement plan (the "Director Retirement Plan") which became effective as of January 1, 1994. Each of the non-employee Directors of the Company is also a Director of the Bank and is therefore a participant in the Director Retirement Plan. Under the Director Retirement Plan, a participant who terminates service with the Bank's Board of Directors for any reason other than death will receive a lump sum payment equal to the product of (i) his or her "Benefit Percentage," (ii) his or her "Vested Percentage," and (iii) 75% of the amount of the monthly fee he or she received for service on the Board during the calendar year preceding his or her retirement. A participant's "Benefit Percentage" is based on his or her overall years of service as a non-employee director of the Bank, and increases in increments of 25% from 0% for less than five years of service, to 25% for five to ten years of service, to 50% for eleven to fifteen years of service, to 75% for sixteen to nineteen years of service, to 100% for twenty or more years of service; provided that a participant's Benefit Percentage accelerates to 100% upon his or her retirement at age 70 with 15 or more years of service. A participant's "Vested Percentage" equals 20% if the participant was serving on the Board on the date of the Conversion and increases by 20% at the end of each year following the Bank's conversion to stock form (the "Conversion"). Benefit payments will be made from the Bank's general assets, although the Bank may establish a grantor trust in order to provide itself with a source from which benefits may be paid.

    In the event that a participant in the Director Retirement Plan dies before collecting any retirement benefits, the Bank will pay to the participant's estate a lump sum payment in an amount equal to 50% of the benefit that the participant would have received had the participant terminated service on the Board of Directors on the date of his death. In the event a participant terminates service on the Bank's Board of Director due to a "disability" or following a "change in control" (as each such term is defined in the Director Retirement Plan) of either the Company or the Bank, the participant's Vested Percentage shall become 100% and the participant shall be entitled to a lump sum payment of his or her retirement benefits. Although the "change of control" provision is included in the Director Retirement Plan primarily for the protection of participants in the event of such a "change in control," it may also be regarded as having an anti-takeover effect, which may reduce the vulnerability of the Company and the Bank to hostile takeover attempts and certain other transactions not negotiated with and approved by the Board of Directors. During the year ended December 31, 1999, the Bank accrued $25,838 for the benefit of Director J.T. Goggans, who retired during the year. No other amounts were accrued under this plan during the year ended December 31, 1999.

    1995 STOCK OPTION AND INCENTIVE PLAN. The Company adopted, and the stockholders subsequently approved, the Company's 1995
Stock Option and Incentive Plan (the "Option Plan").   During
the year ended December 31, 1999, no options were issued under this plan to directors.

________________________________________________________________
       EXECUTIVE COMPENSATION AND OTHER BENEFITS
________________________________________________________________

    SUMMARY COMPENSATION TABLE. The following table sets forth the cash and noncash compensation years awarded to or earned by the Chief Executive Officer for the fiscal years ended December 31, 1999, 1998 and 1997. No executive officer received a total salary and bonus in excess of $100,000 during fiscal year 1999, 1998 or 1997.



                                                                          LONG-TERM
                                                                         COMPENSATION
                                                                            AWARDS
                                       ANNUAL COMPENSATION               -------------
NAME AND                        -----------------------------------       SECURITIES
PRINCIPAL               FISCAL                       OTHER ANNUAL         UNDERLYING         ALL OTHER
POSITION                 YEAR    SALARY     BONUS    COMPENSATION(1)      OPTIONS(#)        COMPENSATION
--------                ------  ---------  -------   ---------------     -------------    ---------------
John H. Stigall          1999   $85,020    $  --      $1,200                  --            $  691 (2)
  President and Chief    1998    82,200       --       1,200                  --             1,233
  Executive Officer      1997    80,040       --       1,200                  --               600

_______________
(1)  Executive officers of the Bank receive indirect compensation in the form of certain perquisites and other personal benefits.  The amount of such benefits received by the named executive officer in fiscal years 1999, 1998 and 1997 did not exceed 10% of the executive officer's salary during such year.
(2)  Consists of matching contributions under the Bank's 401(k) plan.

    OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES. The following table sets forth for the named executive officer the fiscal year-end value of unexercised "in-the-money" options. No options were granted to the named executive officer during the year ended December 31, 1999, and the named executive officer did not exercise any options during the year ended December 31, 1999.

                           NUMBER OF                  VALUE OF
                      SECURITIES UNDERLYING          UNEXERCISED
                       UNEXERCISED OPTIONS       IN-THE-MONEY OPTIONS
                       AT FISCAL YEAR-END         AT FISCAL YEAR-END (1)
NAME                 EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE
----                 -------------------------  -------------------------
John H. Stigall           8,000/4,000                 $11,040/$5,520

_____________
(1) Based on the aggregate fair market value of the shares of Common Stock underlying the options at December 31, 1999 less the aggregate exercise price. For purposes of this calculation, the fair market value per share of the Common Stock at fiscal year end is assumed to be equal to the closing sale price on December 31, 1999 or, if not on such date, then the immediately preceding date on which such price was available ($14.50 per share). Unexercised options are considered "in-the-money" if the exercise price is less than fair market value of the underlying Common Stock.

     EMPLOYMENT AGREEMENTS. The Company and the Bank have entered into separate employment agreements (the "Employment Agreements") with Mr. John H. Stigall (the "Executive"), who serves as President and Chief Executive Officer of the Bank and of the Company. In such capacities, the Executive is responsible for overseeing all operations of the Bank and the Company, and for implementing the policies adopted by the Boards of Directors. Such Boards believe that the Employment Agreements assure fair treatment of the Executive in relation to his career with the Company and the Bank by assuring him of some financial security.

     The Employment Agreements has a term expiring on December 29, 2001 with an annual base salary payable by the Bank and with the Company guaranteeing the Bank's obligations but not agreeing to pay the Employee any other compensation. Each Employment Agreement provides the Executive with a salary review by the Board of Directors not less often than annually, as well as with inclusion in any discretionary bonus plans, retirement and medical plans, customary fringe benefits and vacation and sick leave. The Employment Agreement will terminate upon the Executive's death and is terminable by the Bank in the event of the Executive's death or for "just cause" as defined in the Employment Agreements. In the event of termination for just cause, no severance benefits are available. If the Company or the Bank terminates the Executive without just cause, the Executive will be entitled to a continuation of his salary and benefits from the date of termination through the remaining term of the Employment Agreement plus an additional 12-month period (but not in excess of his five years' average compensation). If his employment is terminated due to "disability" (as defined in the Employment Agreement), the Executive's right to compensation ceases on the day of termination. In the event of the Executive's death during the term of the Employment Agreement, his estate will be entitled to receive his salary through the end of the month of the Executive's death. Severance benefits payable to the Executive or to his estate will be paid in a lump sum or in installments, as he (or his estate) elects. The Executive is able to voluntarily terminate his Employment Agreement by providing 60 days' written notice to the Boards of Directors of the Bank and the Company, in which case the Executive is entitled to receive only his compensation, vested rights and benefits up to the date of termination.

     The Employment Agreements contain provisions stating that in the event of the Executive's involuntary termination of employment in connection with, or within one year after, any change in control of the Bank or the Company, other than for "just cause," the Executive will be paid within 10 days of such termination an amount equal to the difference between (i) 2.99 times his "base amount," as defined in Section 280G(b)(3) of the Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Code, that the Executive receives on account of the change in control. "Control" generally is defined, by reference to the Director Retirement Plan, as the acquisition, by any person or entity, of the ownership or power to vote more than 25% of the Bank's or Company's voting stock, the control of the election of a majority of the Bank's or the Company's directors, or the exercise of a controlling influence over the management or policies of the Bank or the Company. In addition, under the Employment Agreement, a change in control occurs when, during any consecutive two-year period, directors of the Company or the Bank at the beginning of such period cease to constitute two-thirds of the Board of Directors of the Company or the Bank, unless the election of replacement directors was approved by a two-thirds vote of the initial directors then in office. The Employment Agreement with the Bank provides that within 5 business days of a change in control, the Bank shall fund, or cause to be funded, a trust in the amount of 2.99 times the Executive's base amount, that will be used to pay the Executive amounts owned to him upon termination other than for just cause within one year of the change in control. The amount to be paid to the Executive from this trust upon his termination is determined according to the procedures outlined in the Employment Agreement with the Bank, and any money not paid to the Executive is returned to the Bank. The Employment Agreements also provide for a similar lump sum payment to be made in the event of the Executive's voluntary termination of employment within one year following a change in control, upon the occurrence, or within 90 days thereafter, of certain specified events following the change in control, which have not been consented to in writing by the Executive, including (i) the requirement that the Executive move his personal residence or perform his principal executive functions more than 35 miles from the Bank's current primary office, (ii) a material reduction in the Executive's base compensation as then in effect, (iii) the failure of the Company or the Bank to maintain existing or substantially similar employee benefit plans, including material vacation, fringe benefits, stock option and retirement plans, (iv) the assignment to the Executive of duties and responsibilities which are materially different from other than those normally associated with his position with the Bank, (v) a material reduction in the Executive's authority and responsibility, and (vi) the failure to re-elect the Executive to the Company's or the Bank's Board of Directors.
The aggregate payments that would be made to Mr. Stigall assuming his termination of employment under the foregoing circumstances at December 31, 1999 would have been approximately $226,309. These provisions may have an anti-takeover effect by making it more expensive for a potential acquiror to obtain control of the Company. In the event that the Executive prevails over the Company and the Bank in a legal dispute as to the Employment Agreement, he will be reimbursed for his legal and other expenses.

________________________________________________________________
             TRANSACTIONS WITH MANAGEMENT
________________________________________________________________

     The Bank offers loans to its directors and executive officers. These loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. Under current law, the Bank's loans to directors and executive officers are required to be made on substantially the same terms, including interest rates, as those prevailing for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. Furthermore, all loans to such persons must be approved in advance by a disinterested majority of the Bank's Board of Directors. At December 31, 1999, loans to directors and executive officers and their affiliates totaled $500,000, or 4.0% of the Company's stockholders' equity, at that date.

________________________________________________________________
                      OTHER MATTERS
________________________________________________________________

     The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement and matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board of Directors.

________________________________________________________________
     RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
________________________________________________________________

     Miller, Mayer, Sullivan & Stevens, LLP, which was the Bank's independent auditors for the 1999 fiscal year, has been retained by the Board of Directors to be the Company's independent auditors for the 2000 fiscal year. A representative of Miller, Mayer, Sullivan & Stevens, LLP is expected to be present at the Annual Meeting to respond to stockholders' questions and will have the opportunity to make a statement if he so desires.

________________________________________________________________
  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
________________________________________________________________

     Pursuant to regulations promulgated under the Exchange Act, the Company's officers and directors and all persons who beneficially own more than ten percent of the Common Stock ("Reporting Persons") are required to file reports detailing their ownership and changes of ownership in the Common Stock and to furnish the Company with copies of all such ownership reports that are filed. Based solely on the Company's review of the copies of such ownership reports which is has received in the past fiscal year or with respect to the past fiscal year, or written representations from the Reporting Person that no annual report of changes in beneficial ownership were required, the Company believes that during fiscal year 1999 all Reporting Persons have complied with these reporting requirements.

________________________________________________________________
                     MISCELLANEOUS
________________________________________________________________

     The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

    The Company's 1999 Annual Report to Stockholders, including financial statements, has been mailed to all stockholders of record as of the close of business on the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

________________________________________________________________
                 STOCKHOLDER PROPOSALS
________________________________________________________________

     Under the Company's Certificate of Incorporation, stockholder proposals must be submitted in writing to the Secretary of the Company at the address stated later in this paragraph no less than 30 days nor more than 60 days prior to the date of such meeting; provided, however, that if less than forty days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Company not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to stockholders. For consideration at the Annual Meeting, a stockholder proposal must be delivered or mailed to the Company's Secretary no later than March 27, 2000. In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office at 340 West
Main Street, Danville, Kentucky 40422 no later than November 17, 2000. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.


                           BY ORDER OF THE BOARD OF DIRECTORS

                           /s/ William H. Johnson

                           William H. Johnson
                           Secretary
Danville, Kentucky
March 17, 2000

                    REVOCABLE PROXY
                   CKF BANCORP, INC.
________________________________________________________________
            ANNUAL MEETING OF STOCKHOLDERS
                    APRIL 18, 2000
________________________________________________________________

     The undersigned hereby appoints Jack L. Bosley, Jr., Warren
O. Nash and Yvonne Y. Morley with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of CKF Bancorp, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Annual Meeting"), to be held at Central Kentucky Federal Savings Bank, 340 West Main Street, Danville, Kentucky on Tuesday, April 18, 2000 at 4:00 p.m., local time, and at any and all adjournments thereof, as indicated below and in accordance with the determination of a majority of the Board of Directors with respect to other matters which come before the Annual Meeting.


                                                       VOTE
                                                FOR  WITHHELD
                                                ---  --------

       1.   The election as directors of all
            nominees listed below (except as
            marked to the contrary below).     [  ]    [  ]

            W. Banks Hudson, III
            William H. Johnson

            INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY
            INDIVIDUAL NOMINEE, INSERT THAT NOMINEE'S NAME ON
            THE LINE PROVIDED BELOW.

            _______________________________

     The Board of Directors recommends a vote "FOR" each of the nominees listed above.

________________________________________________________________
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES.
IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE ANNUAL MEETING.
________________________________________________________________

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned hereby revokes any and all proxies heretofore given with respect to the shares of Common Stock held of record by the undersigned.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting, the Company's Proxy Statement for the Annual Meeting and an Annual
Report for the 1999 fiscal year.

Dated:__________________________, 2000


___________________________          ___________________________
 PRINT NAME OF STOCKHOLDER             PRINT NAME OF STOCKHOLDER


___________________________          ___________________________
 SIGNATURE OF STOCKHOLDER             SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.
If shares are held jointly, each holder should sign.



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PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE
ENCLOSED POSTAGE-PREPAID ENVELOPE.
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